EVERY SHAREHOLDER'S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs - savings which can help minimize expenses.

It saves Time! Telephone and Internet voting is instantaneous - 24 hours a day.

It's Easy! Just follow these simple steps:

  Read your proxy statement and have it at hand.

  Call toll-free 1-866-241-6192 or go to website: https://vote.proxy-direct.com

  Follow the recorded directions or on-screen directions.

  Do not mail your Proxy Card when you vote by phone or Internet.

FUND                                FUND
LB World Growth Fund                LB Opportunity Growth Fund
LB Fund                             LB Mid Cap Growth Fund
LB Growth Fund                      LB High Yield Fund
LB Value Fund                       LB Income Fund
LB Municipal Bond Fund              LB Limited Maturity Bond Fund
LB Money Market Fund

Please detach at perforation before mailing.

PROXY CARD                                                                                                               PROXY CARD

THE LUTHERAN BROTHERHOOD FAMILY OF FUNDS
625 Fourth Avenue South
Minneapolis, Minnesota 55415
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON June 16, 2004

The undersigned hereby appoints John O. Gilbert, Pamela J. Moret, Karl D. Anderson, Brett L. Agnew, John C. Bjork, James E. Nelson, or Marlene J. Nogle or any of them, true and lawful proxies, with power of substitution, to represent and vote all shares which the undersigned is entitled to vote at the Special Meeting of Shareholders of each series of The Lutheran Brotherhood Family of Funds listed above to be held at the Thrivent Financial for Lutherans building, 625 Fourth Avenue South, Minneapolis, Minnesota on June 16, 204, at 8:30 a.m. Central Time or at any adjournments thereof, on the matters set forth and described in the accompanying Notice of Special Meeting and Proxy Statement. Receipt of the Notice of Special Meeting and Proxy Statement is hereby acknowledged. The Board of Trustees recommends a vote "FOR" each proposal.

Discretionary authority is hereby conferred as to all other matters as may properly come before the meeting.

                                               VOTE VIA THE INTERNET:  https://vote.proxy-direct.com
                                               VOTE VIA THE TELEPHONE:  1-866-241-6192
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                                               Note:  Please sign exactly as your name appears hereon.  If shares are held jointly, either holder may sign.  Corporate proxies should be signed by an authorized officer.

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                                               Signature

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                                               Signature of joint owner, if any

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                                               Date

This proxy card is solicited on behalf of the Board of Trustees of The Lutheran Brotherhood Family of Funds. You must mark the box "abstain" if you wish to abstain. Abstentions have the same effect as votes cast AGAINST a proposal. When this proxy card is properly executed, the shares represented hereby will be voted in accordance with the choices made on this form. If no choice is indicated on this form, the voting instruction will be deemed to be affirmative on these matters. The Board of Trustees recommends a vote "For" the proposal.

To vote, mark blocks below in blue or black ink as follows:    Example:   [X]

  To approve the Agreement and Plan of Reorganization between each individual series of The Lutheran Brotherhood Family of Funds and a corresponding series of The AAL Mutual Funds
     [ ] to vote all Funds FOR; [ ] to vote all Funds AGAINST; [ ] to ABSTAIN votes for all Funds; or vote separately by Fund below.

     Current Fund                   Corresponding AAL Fund             For    Against   Abstain
     ------------                   ----------------------
     LB World Growth Fund           AAL International Fund              [ ]     [ ]       [ ]
     LB Growth Fund                 AAL Aggressive Growth Fund          [ ]     [ ]       [ ]
     LB Fund                        AAL Capital growth Fund             [ ]     [ ]       [ ]
     LB Value Fund                  AAL Equity Income Fund              [ ]     [ ]       [ ]
     LB Municipal Bond Fund         AAL Municipal Bond Fund             [ ]     [ ]       [ ]
     LB Money Market Fund           AAL Money Market Fund               [ ]     [ ]       [ ]
     LB Opportunity Growth Fund     Thrivent Mid Cap Growth Fund        [ ]     [ ]       [ ]
     LB Mid Cap Growth Fund         Thrivent Mid Cap Growth Fund        [ ]     [ ]       [ ]
     LB High Yield Fund             Thrivent High Yield Fund            [ ]     [ ]       [ ]
     LB Income Fund                 Thrivent Income Fund                [ ]     [ ]       [ ]
     LB Limited Maturity Bond Fund  Thrivent Limited Maturity Bond Fund [ ]     [ ]       [ ]

Every shareholder's vote is important! Please sign, date and return your proxy card today!